    As filed with the Securities and Exchange Commission on July 19, 2001
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               HAVAS ADVERTISING
            (Exact name of registrant as specified in its charter)


               FRANCE                                       N/A
    (State or other jurisdiction of         (IRS Employer Identification Number)
    incorporation or organization)


           84, rue de Villiers, 92683 Levallois-Perret Cedex, France
              (Address of principal executive offices) (Zip code)

            Snyder Communications, Inc. Second Amended and Restated
                           1996 Stock Incentive Plan
                           (Full title of the plans)

                                R. John Cooper
                              430 Mountain Avenue
                         Murray Hill, New Jersey 07974
                    (Name and address of agent for service)

                                (908) 771-7455
        (Telephone  number, including area code, of agent for service)

                                   Copy to:
                           Bruce W. Gilchrist, Esq.
                         J. Warren Gorrell, Jr., Esq.
                            HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               Proposed maximum        Proposed maximum
          Title of securities                Amount to be         offering               aggregate               Amount of
           to be registered                   registered       price per share (1)    offering price (1)     registration fee (1)
------------------------------------------------------------------------------------------------------------------------------------
Ordinary shares, nominal value 0.40 euro     119,221               $152.08             $18,131,129.68            $4,532.79
per share, of Havas Advertising (2)
====================================================================================================================================

(1) The registration fee was computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of 119,221 shares being offered hereunder pursuant to outstanding options at a weighted average exercise price of $152.08.

(2) These shares initially will be represented by the registrant's American Depositary Shares, each of which will represent one share and will be evidenced by American Depositary Receipts. A separate registration statement on Form F-6 (Reg. No. 333-12396) has been filed for the registration of the American Depositary Shares.


          Upon effectiveness, this registration statement shall act as a post-effective amendment with respect to 153,398 ordinary shares of Havas Advertising (the "Rule 429 Shares") which were previously registered on Registration Statement No. 333-59880 and which are being carried forward pursuant to Rule 429 under the Securities Act of 1933. Havas Advertising has previously paid the registration fee with respect to the Rule 429 Shares.

                            INTRODUCTORY STATEMENT


     In June 2001, Snyder Communications, Inc. became a wholly-owned subsidiary of Havas Advertising through the merger of one of Havas Advertising's subsidiaries with and into Snyder Communications, Inc.

     This Form S-8 registration statement is being filed to register 119,221 ordinary shares, nominal value 0.40 euro per share, of Havas Advertising which may be issued pursuant to the exercise of stock options which have been granted under the Snyder Communications, Inc. Second Amended and Restated 1996 Stock Incentive Plan.

     In addition, upon effectiveness, this registration statement shall act as a post-effective amendment with respect to 153,398 ordinary shares of Havas Advertising which were previously registered on a registration statement on Form F-4 (File No. 333-59880) and which are being carried forward pursuant to Rule 429 under the Securities Act of 1933, as amended.

     Accordingly, this registration statement relates to an aggregate of 272,619 ordinary shares of Havas Advertising.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees participating in the Snyder Communications, Inc. Second Amended and Restated 1996 Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Havas Advertising hereby incorporates by reference into this registration statement the following documents filed with the Commission:

               (a) Havas Advertising's Annual Report on Form 20-F for the fiscal year ended December 31, 2000, as filed with the Commission on June 26, 2001;

               (b)  All other reports filed by Havas Advertising pursuant to
                    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000; and

               (c) The description of Havas Advertising's ordinary shares, 0.40 euro per share, incorporated by reference into Havas Advertising's registration statement on Form 8-A/A filed with the Commission on September 20, 2000 pursuant to
                    Section 12(g) of the Exchange Act, which incorporates by reference the description of Havas Advertising's ordinary shares from Havas Advertising's registration statement on Form F-4 (File No. 333-43362) filed with the Commission on August 9, 2000.

          In addition, all documents and reports subsequently filed by Havas Advertising pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

          Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statements so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.   Description of Securities

          Not applicable. (The ordinary shares are registered pursuant to Section 12(g) of the Exchange Act. A description of the Havas Advertising ordinary shares is incorporated by reference under Item 3.)

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification Of Directors And Officers

          French Company Law prohibits a company from indemnifying its directors and officers against their civil liabilities to the company or to third parties for violations of French Company Law, violations of the company's statuts (Articles of Association) or for mismanaging the company. However, if a director or officer is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorney's fees and costs, the company can in specified circumstances reimburse those fees and costs pursuant to an indemnification arrangement with the director or officer. Any indemnification arrangement between Havas Advertising and any of its directors or officers must be approved by Havas Advertising's shareholders.

          French Company Law permits a company to purchase directors and officers insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its management board. However, if those decisions qualify as mismanagement, the relevant member of the management board may have to fully or partly indemnify the company. Havas Advertising has purchased insurance for all of its directors.

Item 7.   Exemption from Registration Claimed

          Not applicable

Item 8.   Exhibits


               Exhibit
               Number                          Description
               ------                          -----------

                 4.1 Statuts (Articles of Association) of Havas Advertising (English translation) (incorporated by reference to Exhibit 3.1 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).

                 4.2 Form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York and all holders from time to time of Havas Advertising American Depositary Shares, including, as an exhibit, the form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).

                 4.3 Specimen certificate of American Depositary Receipt (included as an exhibit to the form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York and all holders from time to time of Havas Advertising American Depositary Shares (incorporated by reference to Exhibit 4.1 to Havas Advertising's registration statement on Form F-4 (Reg. No. 333-43362))).

                 4.4 Snyder Communications, Inc. Second Amended and Restated 1996 Stock Incentive Plan (incorporated by reference to Exhibit 9.1 to Snyder Communications, Inc.'s registration statement on Form S-4 (Reg. No. 333-81749)).

                 5.1 Opinion of Clifford Chance Selafa regarding the legality of the securities being registered.

                23.1 Consent of Barbier, Frinault & Associes, a member firm of Andersen Worldwide.

                23.2 The consent of Clifford Chance Selafa (included as part of Exhibit 5.1).

                24.1 Power of Attorney (included on the signature page of the registration statement).

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Levallois-Perret, France, on this 4th day of July, 2001.


                                   HAVAS ADVERTISING


                                   By: /s/ Jacques Herail
                                   ---------------------------------------------
                                   Jacques Herail
                                   Managing Director and Chief Financial Officer


                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Jacques Herail, Alain Camon and Francois Cambournac, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 4, 2001.


        Signature                                  Title
        ---------                                  -----


/s/ Alain de Pouzilhac           Chairman of the Board of Directors and Chief
----------------------------     Executive Officer (Principal Executive Officer)
Alain de Pouzilhac


----------------------------     Director
Michel Boutinard Rouelle


/s/ Jean-Michael Carlo           Director
----------------------------
Jean-Michael Carlo


/s/ Leopoldo Rodes Castane       Director
----------------------------
Leopoldo Rodes Castane


/s/ Alain Cayzac                 Director
----------------------------
Alain Cayzac

/s/ Richard Colker                            Director
----------------------------
Richard Colker


/s/ Nicolas Duhamel                           Director
----------------------------
Nicolas Duhamel


/s/ Ed Eskandarian                            Director
----------------------------
Ed Eskandarian


/s/ Pierre Lescure                            Director
----------------------------
Pierre Lescure


/s/ Patrick Soulard                           Director
----------------------------
Patrick Soulard


/s/ Juan March                                Director
----------------------------
Juan March


/s/ Jacques Mayoux                            Director
----------------------------
Jacques Mayoux


/s/ Thierry Meyer                             Director
----------------------------
Thierry Meyer


/s/ Jean-Laurent Nabet                        Director
----------------------------
Jean-Laurent Nabet


/s/ Bob Schmetterer                           Director
----------------------------
Bob Schmetterer


/s/ Jacques Seguela                           Director
----------------------------
Jacques Seguela


/s/ Fernando Rodes Vila                       Director
----------------------------
Fernando Rodes Vila

----------------------------                  Director
Vivendi Universal Publishing, represented by Eric Licoys

/s/ Clement Vaturi                     Director
---------------------------
SOCIF, represented by
Clement Vaturi


/s/ Jacques Herail                     Chief Financial Officer (Principal Financial Officer)
---------------------------
Jacques Herail


/s/ Alain Camon                        (Principal Accounting Officer)
---------------------------
Alain Camon


/s/ R. John Cooper                     Authorized Representative in the U.S.
---------------------------
R. John Cooper

                               Index to Exhibits


Exhibit
Number                                 Description                                             Page
------                                 -----------                                             ----
 4.1        Statuts (Articles of Association) of Havas Advertising (English
            translation) (incorporated by reference to Exhibit 3.1 to Havas
            Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).

 4.2        Form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust
            Company of New York and all holders from time to time of Havas Advertising
            American Depositary Shares, including, as an exhibit, the form of American
            Depositary Receipt (incorporated by reference to Exhibit 4.1 to Havas
            Advertising's registration statement on Form F-4 (Reg. No. 333-43362)).

 4.3        Specimen certificate of American Depositary Receipt (included as an exhibit to the form of Deposit Agreement among Havas Advertising, Morgan
            Guaranty Trust Company of New York and all holders from time to time of
            Havas Advertising American Depositary Shares (incorporated by reference to
            Exhibit 4.1 to Havas Advertising's registration statement on Form F-4
            (Reg. No. 333-43362))).

 4.4        Snyder Communications, Inc. Second Amended and Restated 1996 Stock
            Incentive Plan (incorporated by reference to Exhibit 9.1 to Snyder
            Communications, Inc.'s registration statement on Form S-4 (Reg. No.
            333-81749)).

 5.1        Opinion of Clifford Chance Selafa regarding the legality of the securities being registered.

23.1        Consent of Barbier, Frinault & Associes, a member firm of Andersen
            Worldwide.

23.2        The consent of Clifford Chance Selafa (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of the registration statement).